UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               _______________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACTS OF 1934


      Date of Report (Date of earliest event reported):  March 28, 2007



                  HEIDRICK & STRUGGLES INTERNATIONAL, INC.
           (Exact Name of Registrant as Specified in its Charter)



           Delaware                   0-25837           36-2681268
   (State or other jurisdiction  (Commission File      (IRS Employer
        of incorporation)             Number)        Identification No.)


   233 South Wacker Drive, Suite 4200, Chicago, IL    60606-6303
       (Address of principal executive offices)       (Zip Code)


   Registrant's telephone number, including area code:  (312) 496-1200


                                   N/A
   (Former name or former address, if changed since last report.)

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   / / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   / / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






   ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

   On March 28, 2007, Heidrick & Struggles International, Inc. (the "Company"), and L. Kevin Kelly entered into a new employment agreement effective as of September 13, 2006 (the "Agreement") that replaces his existing employment agreement. The Agreement runs for a term of three years and automatically renews for successive one-year periods unless written notice to the contrary is given by either the Company or Mr.
   Kelly within ninety days prior to the expiration of the employment term or of any subsequent one-year extension thereof. Pursuant to the Agreement, Mr. Kelly serves as the Chief Executive Officer of the
   Company, and he shall be nominated for election as a member of the Board of Directors for each term of Board service during the term of his employment. Mr. Kelly is entitled to an annual base salary of $800,000 and an annual target bonus of $800,000 in 2007. Subsequent to 2007, he will participate in the Company's senior-executive bonus programs, per the terms in place from time to time or as may be determined by the Board, in its sole discretion. In addition to his base salary and target bonus, Mr. Kelly is eligible to participate in the Company's other benefit programs at the same level as such benefits are generally provided by the Company from time to time to other senior executives of the Company. Additionally, pursuant to the Agreement, on March 30, 2007, the Company caused certain grants of restricted stock units and stock options (as specified in the Agreement) to be granted to Mr. Kelly. Pursuant to the Agreement, Mr. Kelly will be assigned to work in the Company's London, England office through July 15, 2007, at which time he will be assigned to work in the Company's Chicago headquarters. In connection with this assignment, Mr. Kelly will receive certain expatriate benefits through July 15, 2007, on a comparable basis as such benefits are provided to other senior executives assigned to international offices. Mr. Kelly will also be reimbursed for his relocation expenses in accordance with applicable Company policies and terms of the Agreement. Pursuant to the Agreement Mr. Kelly will also receive certain health and welfare and other benefits. If Mr. Kelly resigns for good reason or is terminated other than for cause, disability or death, the Company will provide Mr. Kelly with certain additional payments and benefits as set forth in the Agreement. The Agreement requires Mr. Kelly to refrain from competing with the Company and soliciting the Company's customers during his employment and, under defined circumstances, for 12 months after termination.
   The Agreement also prohibits Mr. Kelly from soliciting any of the Company's employees, under defined circumstances, for a period of 12 months following termination.

   The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to the Company's Form 8-K dated April 3, 2007 and incorporated by reference herein.






   ITEM 5.02      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS;
                  ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN
                  OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN
                  OFFICERS.

   On March 28, 2007, the Company entered into a new compensatory contract with L. Kevin Kelly, its principal executive officer. A brief description of the terms and conditions of the compensatory contract is set forth in Item 1.01 of the Company's Form 8-K dated April 3, 2007 and is incorporated by reference in this Item 5.02. Such description does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to the Company's Form 8-K dated April 3, 2007 and incorporated by reference herein.

   ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

        (c)  Exhibits:

        Exhibit Number      Description
        --------------      -----------

        10.1 Employment Agreement dated March 28, 2007 between L. Kevin Kelly and the Company




                                 SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


   Dated: April 3, 2007

                            HEIDRICK & STRUGGLES INTERNATIONAL, INC.

                            By: /s/ K. Steven Blake
                                --------------------------------------
                                    K. Steven Blake, Executive Vice
                                    President, General Counsel and
                                    Secretary